Exhibit 10(d)
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is hereby made and entered into as of October 1, 2020, by and between General Electric Company (the “Company”), and Carolina Dybeck Happe (“Executive”).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of November 24, 2019 (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement, with such amendment to be effective as of September 2, 2020 (the “Amendment Effective Date”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:
1.Amendment. Section 2(e)(i) of the Employment Agreement is hereby amended and restated as set forth below, effective as of the Amendment Effective Date:

“Relocation benefits associated with your move to Boston, including but not limited to the payment of, or reimbursement for, house hunting trips, living costs (capped at $25,000/month), destination services and household goods shipment, and a transfer allowance of $20,000;”

2.Effect of Amendment. Except as set forth in this Amendment, the terms of the Employment Agreement shall remain in full force and effect.

3.Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without regard to its choice of law provisions).

4.Counterparts. This Amendment may be executed in counterparts, each of which shall be an original.

IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of the parties hereto as of date first above written.

General Electric Company

By:     /s/ L. Kevin Cox
Name:     L. Kevin Cox
Title:     Chief Human Resource Officer

EXECUTIVE

    /s/ Carolina Dybeck Happe
    Carolina Dybeck Happe